[MERRILL LYNCH LETTERHEAD]



DATE:            August 23, 2000

TO:              ML SSG DELAWARE, LLC ("Counterparty")
ATTENTION:       TOM FINLEY
                 TEL:  (212) 449-5341
                 FAX:  (212) 449-2724

FROM:            MERRILL LYNCH CAPITAL SERVICES, INC. ("MLCS")
CONTACTS:        SANDRA ETIENNE
                 TEL:  (212) 449-7134
                 FAX:  (212) 449-6219

RE:              SWAP TRANSACTION CONFIRMATION

MLCS Reference:  00DL4642, 651333A

Dear Sir or Madam:

         The purpose of this communication is to confirm the terms and conditions of the transaction entered into between us on the Trade Date specified below (the "Transaction"). This communication constitutes a "Confirmation" as referred to in the Agreement specified below.

         The definitions and provisions contained in the 1991 ISDA Definitions (as supplemented by the 1998 Supplement), as published by the International Swaps and Derivatives Association, Inc. (the "Definitions") are incorporated into this Confirmation. For these purposes, all references in those Definitions to a "Transaction" shall be deemed to apply to the Transaction refereed to herein. In the event of any inconsistency between the Definitions and this Confirmation, the terms of this Confirmation shall govern.

         This Confirmation evidences a complete and binding agreement between you and us as to the terms of the Transaction to which this Confirmation relates. In addition, you and we agree to use all reasonable efforts promptly to negotiate, execute and deliver an agreement in the form of the ISDA Master Agreement (Multicurrency-Cross Border) (the "Master Form"), with such modifications as you and we will in good faith agree (the "Agreement"). Upon the execution by you and us of the Agreement, this Confirmation will supplement, form a part of, and be subject to the Agreement. All provisions contained in or incorporated by reference in the Agreement upon its execution will govern this Confirmation except as expressly modified below. Until we execute and deliver the Agreement, this Confirmation, together with all other documents referred to the Master Form (each a "Confirmation") confirming transactions (each a "Transaction") entered into between us (notwithstanding anything to the contrary in a Confirmation), shall supplement, form a part of, and be subject to, an agreement in the form of the Master Form as if we had executed an agreement in such form (but without any Schedule except for the election of the laws of the State of New York as the governing law and US Dollars as the Termination Currency) on the Trade Date of the first such Transaction between us. In the event of any inconsistency between the provisions of that agreement and this Confirmation, this Confirmation will prevail for the purpose of this Transaction.


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


The terms of the particular Transaction to which this Confirmation relates are as follows:

Notional Amount:                        USD 1,000,000,000.00

Trade Date:                             August 23, 2000

Effective Date:                         August 10, 2000

Termination Date:                       The earlier of (i) August 15, 2009 or
                                        (ii) the Optional Termination Date as
                                        defined below under the Other Provisions

TRANCHE I
---------

Fixed Amounts:

     Fixed Rate Payer I:                MLCS

     Fixed Rate Payer
     Payment Dates I:                   February 15, August 15 in each year,
                                        commencing on February 15, 2001 and
                                        ending on the Termination Date,
                                        inclusive, subject to adjustment in
                                        accordance with the Modified Following
                                        Business Day Convention

Fixed Rate:                             1.1575%

     Fixed Rate
     Day Count Fraction:                30/360


     No Adjustment of
     Period End Date:                   Applicable

TRANCHE II
----------

Floating Amounts:

     Floating Rate Payer I:             MLCS

     Floating Rate Payer I
     Payment Date(s):                   February 15, August 15 in cash year,
                                        commencing on February 15, 2001 and
                                        ending on the Termination Date,
                                        inclusive, subject to adjustment in
                                        accordance with the Modified Following
                                        Business Day Convention

     Floating Rate for
     Initial Calculation Period:        6.8160000%, exclusive of Spread

     Floating Rate Payer I
     Floating Rate Option:              USD-LIBOR-BBA

     Designated Maturity:               Six months, for all Calculation Periods

     Spread:                            Minus 1.09000%

     Floating Rate
     Day Count Fraction:                Actual/360


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


     Reset Dates:                       The first day of each Floating Rate
                                        Payer I Calculation Period

     No Adjustment of
     Period End Dates:                  Inapplicable

     Rate Cut-Off Dates:                Inapplicable

     Averaging:                         Inapplicable

     Compounding:                       Inapplicable

TRANCHE III
-----------

Floating Amounts II:

     Floating Rate Payer II:            Counterparty

     Floating Rate Payer II
     Payment Date(s):                   February 15, August 15 in each year,
                                        commencing on February 15, 2001 and
                                        ending on the Termination Date,
                                        inclusive, subject to adjustment in
                                        accordance with die Modified Following
                                        Business Day Convention

     Floating Rate for
     Initial Compounding Period:        6.620000%, exclusive of Spread

     Floating Rate Payer II
     Floating Rate Option:              USD-LIBOR-BBA

     Designated Maturity:               One month, for all Compounding Periods

     Spread:                            Plus 0.0700%

     Floating Rate
     Day Count Fraction:                Actual/360

     Reset Dates:                       The first day of each Floating Rate
                                        Payer II Compounding Period

     No Adjustment of
     Period End Dates:                  Inapplicable

     Rate Cut-Off Dates:                Inapplicable

     Averaging:                         Inapplicable

     Compounding:                       Applicable

     Compound Dates:                    Monthly on the 15th calendar day of each
                                        month, subject to adjustment in
                                        accordance with the Modified Following
                                        Business Day Convention

Business Days:                          New York, London


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


Calculation Agent:                      MLCS, unless otherwise specified in the
                                        Agreement

Other Provisions:                       MLCS shall have the right to terminate
                                        this Transaction effective on any
                                        Business Day, (the "Optional Termination
                                        Date"), on at least five (5) Business
                                        Days' prior written notice. In the event that MLCS exercises its right to terminate this Transaction, MLCS and
                                        Counterparty shall use their reasonable
                                        efforts to agree on an amount payable by one party to the other on the Optional
                                        Termination Date in respect of such
                                        termination and such amount shall be
                                        paid by the relevant party on the
                                        Optional Termination Date, and this
                                        Transaction shall terminate on the
                                        Optional Termination Date with no
                                        further rights or obligations of either
                                        party, except for the obligation to make such payment.

Non-Reliance:                           Each party represents to the other party
                                        that it is acting for its own account,
                                        and has made its own independent
                                        decisions to enter into this Transaction and as to whether this Transaction is appropriate or proper for it based on its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this
                                        Transaction, it being understood that
                                        information and explanations related to
                                        the terms and conditions of this
                                        Transaction shall not be considered
                                        investment advice or a recommendation to enter into this Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of this Transaction.

Account Details:

     Payments to MLCS:                  Bankers Trust Company
                                        New York, NY
                                        ABA:  021001033
                                        A/C #00-811-874
                                        Ref:  Merrill Lynch Capital
                                                Services, Inc.
                                        Dollar Swaps, New York, NY

     Payments to Counterparty:          Please advise



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


Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Confirmation and returning it to us by facsimile transmission.

                                         Yours sincerely,

                                         MERRILL LYNCH CAPITAL SERVICES, INC.


                                         By:


                                             ---------------------------------
                                                   Authorized Signatory


Accepted and confirmed as
of the Trade Date written above:

ML SSG DELAWARE, LLC



By:


    -------------------------------
    Name:
    Title:




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